Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Peoples Bank & Trust Company 401(k) Plan, of our report dated January 21, 2003, with respect to the consolidated financial statements of The Peoples Holding Company included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                    /s/  Ernst & Young LLP


Memphis, Tennessee
April 4, 2003